UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2014

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
290 Congress Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 882-1880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 3, 2014, Brightcove Inc. (the “Company”) entered into a Third Loan Modification Agreement (the “Modification Agreement”) with Silicon Valley Bank (the “Bank”). The Modification Agreement amends that certain Loan and Security Agreement, dated as of March 30, 2011, by and between the Company and the Bank, as amended by a certain First Loan Modification Agreement, dated as of June 24, 2011, by and between the Company and the Bank, and as further amended by a certain Second Loan Modification Agreement, dated as of April 29, 2013, by and between the Company and the Bank (as amended, the “Loan Agreement”).

The Modification Agreement amends the Loan Agreement by, among other things, (i) increasing the aggregate amount of Advances (as defined in the Loan Agreement) that may be outstanding at any time from $10,000,000 to $20,000,000, (ii) increasing the aggregate Facility Amount (as defined in the Loan Agreement) available pursuant to the Loan Agreement from $12,500,000 to $25,000,000, (iii) providing for an unused line fee of 0.25% of the average unused portion of the Maximum Availability Amount (as defined in the Loan Agreement) per year, (iv) modifying certain covenants contained in the Loan Agreement and adding new financial covenants and (v) extending the Maturity Date (as defined in the Loan Agreement) of the Loan Agreement to October 3, 2016.

The foregoing description of the Modification Agreement is qualified in its entirety by reference to the full text of the Modification Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 of Form 8-K above regarding the Modification Agreement is incorporated by reference in response to this Item 2.03 of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Third Loan Modification Agreement, dated as of October 3, 2014, by and between the Company and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2014	Brightcove Inc.
	By:	/s/ Christopher Stagno
Christopher Stagno
Chief Financial Officer